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                                                                      Exhibit 21


                               Avista Corporation

                           SUBSIDIARIES OF REGISTRANT

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

           Subsidiary                                    State of Incorporation
-----------------------------------                      -----------------------
Avista Capital, Inc.                                     Washington

Avista Advantage, Inc.                                   Washington

Avista Communications, Inc.                              Washington

Avista Development, Inc.                                 Washington

Avista Energy, Inc.                                      Washington

Avista Laboratories, Inc.                                Washington

Avista Power, Inc.                                       Washington

Avista Services, Inc.                                    Washington

Avista Turbine Power, Inc.                               Washington

Avista Ventures, Inc.                                    Washington

Pentzer Corporation                                      Washington

WWP Receivables Corp.                                    Washington
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